SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934



Date of Report  (Date of earliest event reported): August 1, 1996



                     CAMDEN PROPERTY TRUST
     (Exact name of Registrant as specified in its Charter)



      TEXAS                  1-12110                 76-6088377
(State or other     (Commission file number)     (I.R.S. Employer
jurisdiction of                                   Identification
incorporation or                                       Number)
ororganization)




   3200 Southwest Freeway, Suite 1500, Houston, Texas 77027
      (Address of principal executive offices)(Zip Code)



       Registrant's telephone number, including area code:
                         (713) 964-3555



                         Not applicable
 (Former name or former address, if changed since last report)
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Item 5.   Other Events

Effective August 1, 1996, Mark H. Cassidy has resigned his position as Senior Vice President of Acquisitions & Development at Camden Property Trust to join a private real estate firm based in California. Mr. James M. Hinton has been named to replace Mr.
Cassidy.

Mr. Hinton joined Camden in December 1993 as a Vice President with Camden Development, Inc., a wholly-owned subsidiary, to lead Camden's multifamily property development activities. Since 1978 and prior to joining Camden, Mr. Hinton has been involved in the acquisition, development, management and finance of multifamily properties located throughout Camden's primary market areas while working for various private real estate companies and large financial institutions.
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                          SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 2, 1996



CAMDEN PROPERTY TRUST

By: G. Steven Dawson
Sr. Vice President-Finance,
Chief Financial Officer and Treasurer